Exhibit 99.1

Occam Networks Announces Update on Audit Committee Review;

Pending Restatement of Prior Period Financial Statements and

Extension of NASDAQ Listing

SANTA BARBARA, California – September 12, 2007 – Occam Networks, Inc. (NASDAQ: OCNW) today provided an update on its Audit Committee’s previously announced review of the Company’s historical revenue recognition practices.

Restatement of Prior Period Financial Statements

On September 9, 2007, the Company’s Board of Directors, based upon the recommendation of the Audit Committee, determined that the Company should restate its financial statements for fiscal years 2004 and 2005, and the corresponding interim fiscal periods, and for the first, second, and third quarters of fiscal 2006. Accordingly, the Company’s previously released financial statements for these periods and all related earnings press releases and communications relating to these periods, the financial statements included in the Company’s registration statements on Form S-1 declared effective on December 29, 2005, January 31, 2006 and November 1, 2006, and the earnings press release and communications for the period ended December 31, 2006, should not be relied upon. The Company has discussed this conclusion with its current and former independent registered public accounting firms. In connection with the restatement, Singer Lewak Greenbaum & Goldstein LLP, the Company’s current independent registered public accounting firm, has been engaged to conduct the audit of the restated financial statements for fiscal years 2004 and 2005 and the financial statements for fiscal year 2006.

Audit Committee Identification of Errors

The Audit Committee, assisted by independent forensic accounting and legal advisors, has been conducting a thorough review of the Company’s prior revenue recognition practices, including commitments to provide customers with software, hardware and software maintenance, hardware and software upgrades, training, and other services in connection with customers’ purchases of the Company’s network equipment. The Audit Committee has identified errors in the Company’s previous recognition of revenue.

Impact of Identified Errors

All of the errors identified by the Audit Committee’s review have pertained to the timing of revenue recognition rather than the ability to collect or ultimately realize revenue. The Audit Committee has not identified any instances where the Company recorded revenue that was not ultimately collected or realizable.

The Company estimates that approximately $5 million of previously recorded revenue will be deferred as of December 31, 2006 and that, as a result, the net pre-tax loss for fiscal years 2004-2006, taken together, will increase by approximately $2 million. In the aggregate, approximately $33 million of revenue recognized for fiscal years 2004-2006 was recorded prematurely though all but the $5 million estimated deferral was ultimately recognizable prior to December 31, 2006. The aggregate of the Company’s previously reported and announced revenue for this period was $125 million, and the Company estimates that the aggregate adjusted revenue for this period will be approximately $120 million. Because the errors resulting in the restatement relate to the timing of revenue recognition, the Company expects that restated quarterly revenues and operating results will vary from previously reported quarterly revenues and operating income (loss), with some quarters showing revenue increases and other quarters showing revenue decreases, in each case with corresponding adjustments to operating income (loss).

Occam Networks Announces Restatement

The Company has identified the following principal errors:

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The Company made commitments to certain customers in connection with sales for features or deliverables that were not available at the time revenue was originally recognized, including commitments to prospectively provide free product, software, training and installation services;

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The Company recognized revenue on sales to value-added resellers upon shipment at the time of sale, although some of the resellers did not have the ability to pay Occam for these sales independent of payment to them by the end-user and, in some instances, did not pay the Company until the resellers sold the product through to the ultimate end-users; and

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The Company recognized revenue prematurely for certain quarters, ending on weekends, through the use of a shipping vendor who picked up product for subsequent delivery to another shipping company. The terms and conditions of these shipments did not appropriately transfer title or risk of loss until the subsequent quarter.

These estimates of the impact of the restatement on revenue, pre-tax income (loss) and deferred revenue are preliminary and subject to change as a result of the ongoing review of the Audit Committee and based on the audit and review findings of the Company’s current independent registered public accounting firm, Singer Lewak Greenbaum & Goldstein LLP. The Company is working diligently to complete the restatement and to file its delinquent financial statements as soon as practicable.

Extension of NASDAQ Listing

As previously announced, the Company has received notices from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ’S Marketplace Rule 4310(c)(14) because the Company has not timely filed its periodic reports for the year ended December 31, 2006 and the quarters ended March 31, 2007 and June 30, 2007 with the U.S. Securities & Exchange Commission (SEC). On September 11, 2007, the Company received a letter from The NASDAQ Stock Market stating that a NASDAQ Listing Qualifications Panel has determined to grant the Company’s request for continued listing on The NASDAQ Stock Market through October 15, 2007, subject to certain conditions. Pursuant to the Panel’s decision, the Company must (i) provide further information to the NASDAQ Hearings Department about the findings and conclusions of the Audit Committee; and (ii) the Company must file its delinquent periodic filings with the SEC by October 15, 2007.

About Occam Networks, Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer voice, video, and data, or Triple Play, services over both copper and fiber optic networks. Occam solutions give telco service providers flexibility and scalability to continuously expand their offerings, with a simplicity of service deployment. Occam’s BLC products and services are currently deployed at over 200 service providers in North America. For more information, please visit www.occamnetworks.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events, including statements regarding the ongoing review of the Company’s Audit Committee, the Company’s intent to restate its prior financial statements and the estimated amounts to be restated. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. There can be no assurances that forward-looking

Occam Networks Announces Restatement

statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: the results and timing of the review being conducted by the Company’s Audit Committee; the audit and review by the Company’s independent registered public accounting firm, Singer Lewak Greenbaum and Goldstein LLP, of the results and findings of the Company’s review, including their audit and review of the Company’s estimates of the amounts to be restated; the impact, if any, of such results or findings on the historical financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission and any resulting impact on its ability to meet NASDAQ continued listing requirements; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in this press release, including litigation already initiated against the Company. Therefore, any forward-looking statements should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Contact:

Chris Farrell	Tim Johnson
Chief Financial Officer	Stearns Johnson Communications
Occam Networks Inc.	+1 415.397.7600
+1 805.692.2900	tjohnson@stearnsjohnson.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.